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                                   EXHIBIT 21
                                  SUBSIDIARIES


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
          NAME OF CORPORATION                             STATE OF INCORPORATION
Advocat Ancillary Services, Inc.                                 Tennessee
Advocat Distribution Services, Inc.                              Tennessee
Advocat Finance, Inc.                                             Delaware
Diversicare Afton Oaks, LLC                                       Delaware
Diversicare Assisted Living Services, Inc.                       Tennessee
Diversicare Assisted Living Services NC, LLC                     Tennessee
Diversicare Assisted Living Services NC I, LLC                    Delaware
Diversicare Assisted Living Services NC II, LLC                   Delaware
Diversicare General Partner, Inc.                                  Texas
Diversicare Good Samaritan, LLC                                   Delaware
Diversicare Hartford, LLC                                         Delaware
Diversicare Leasing Corp.                                        Tennessee
Diversicare Leasing Corp. of Alabama                              Alabama
Diversicare Management Services Co.                              Tennessee
Diversicare Pinedale, LLC                                         Delaware
Diversicare Windsor House, LLC                                    Delaware
First American Health Care, Inc.                                  Alabama
Senior Care Florida Leasing, LLC                                  Delaware
Senior Care Cedar Hills, LLC                                      Delaware
Senior Care Golfcrest, LLC                                        Delaware
Senior Care Golfview, LLC                                         Delaware
Senior Care Southern Pines, LLC                                   Delaware
Sterling Health Care Management, Inc.                             Kentucky
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